Exhibit 10.3

EIGHTH AMENDMENT TO LEASE

     THIS EIGHTH AMENDMENT TO LEASE (the "Eighth Amendment") dated as of the 16th day of July, 2009 (the "Effective Date"), by and between GLENHARDIE PARTNERS, LP, successor in interest to Dean Witter Realty Income Partnership II, L.P., a limited partnership organized and existing under the laws of Delaware (hereinafter referred to as "Landlord"), ENCORIUM GROUP, INC., f/k/a/ Covalent Group Inc., successor in interest to Covalent Research Alliance Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Encorium"), and PIERREL RESEARCH USA INC., a Pennsylvania corporation (hereinafter referred to as "Pierrel").

W I T N E S S E T H T H A T :

     WHEREAS, Landlord has leased certain premises at Glenhardie Corporate Center in the building located at 1275 Drummers Lane, Wayne, Pennsylvania 19087 (the "Building"), to Encorium pursuant to that certain Lease dated September 9, 1994, as supplemented by that certain Commencement Date Letter Agreement dated January 24, 1995, and as amended by that certain First Amendment to Lease dated March 25, 1996, and that certain Second Amendment to Lease dated November 14, 1996 (collectively, the "Original Lease");

     WHEREAS, Landlord and Interactive Health Computing Inc. ("IHC") entered into that certain Agreement of Lease dated January 15, 1996, as amended by a First Amendment to Lease dated March 25, 1996 (the "IHC Lease"), regarding certain space located on the first floor of the Building. Landlord consented to the assignment of the IHC Lease to Encorium pursuant to that certain Assignment and Assumption of Lease dated September 30, 1999 between Encorium and IHC in which Encorium assumed the rights and obligations of the IHC Lease (the "Assignment and Assumption") and that certain Consent to Assignment and Assumption between Landlord, IHC and Encorium dated September 30, 1999 (the "Consent"). The IHC Lease, the Assignment and Assumption and the Consent are hereinafter collectively referred to as the "IHC Lease Documents;"

     WHEREAS, pursuant to the Original Lease and the IHC Lease Documents, as the same have been modified and supplemented by that certain Third Amendment to Lease dated July 31, 2001 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of November 27, 2001 (the “Fourth Amendment”), that certain Additional Premises Memorandum of Commencement Date dated February 1, 2002 (“Additional Premises Memorandum”), that certain Fifth Amendment to Lease dated as of December 13, 2002 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of July 2, 2008 (the “Sixth Amendment”), that certain Seventh Amendment to Lease dated as of July 2, 2008 (the "Seventh Amendment") and that certain Memorandum of Give-Back Space dated November 5, 2008 (“Memorandum”), Encorium leases approximately 22,287 rentable square feet of office space known as Suite 300 (the "Existing Premises") being more particularly described therein. The Original Lease, together with the Third Amendment, Fourth Amendment, Additional Premises Memorandum,

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Fifth Amendment, Sixth Amendment, Seventh Amendment and Memorandum are hereinafter collectively referred to as the “Lease;”

     WHEREAS, Pierrel is in the process of purchasing the assets of Encorium and desires to be assigned and assume Encorium's obligations under the Lease as its successor in interest; and

     WHEREAS, Landlord and Encorium and Pierrel have agreed to further amend the Lease in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, Landlord, Encorium and Pierrel, for good and valuable consideration, intending to be legally bound, hereby agree as follows:

     Commencing on the Effective Date and continuing until the Relocation Date (as hereinafter defined), Encorium hereby grants Pierrel the right to share the Existing Premises with Encorium at no charge, cost or expense to Pierrel. Landlord hereby agrees and consents to the aforementioned right of Pierrel to share the Existing Premises with Encorium, and Landlord acknowledges that Pierrel is a permitted invitee in the Existing Premises until the Relocation Date. On or before the date which is thirty (30) days following the Effective Date (such date, the "Relocation Date"), Encorium shall surrender to Landlord the Existing Premises in vacant and broom clean condition in the manner required under Article 14 of the Lease. On or before the Relocation Date, Landlord shall deliver to Pierrel possession of premises containing approximately 11,739 rentable square feet on the first floor of the Building known as Suite 100 and more particularly described on the plan comprising Exhibit "A" (the “Replacement Premises”). Pierrel shall accept possession of the Replacement Premises in their “AS-IS WHERE-IS” condition. From and after the Relocation Date and notwithstanding anything to the contrary in the Lease: (i) the Tenant's proportionate share under the Lease shall be decreased to 18.609%; (ii) for all calculation and other purposes of the Lease, the Premises shall consist solely of the Replacement Premises and the amount of rentable square feet in the Premises shall be deemed to be approximately 11,739; (iii) the term “Tenant” shall mean and refer to Pierrel; (iv) Base Operating Costs shall mean and refer to the Annual Operating Costs incurred by Landlord during the calendar year 2009; and (v) the Term shall expire on December 31, 2015 (“Expiration Date”).

     Encorium hereby assigns, effective as of the Relocation Date, and Pierrel accepts and takes from Encorium as of such date, all of Encorium's right, title and interest in and to the Lease. Pierrel accepts the aforementioned assignment and assumption of lease and agrees to assume all of Encorium's obligations under the Lease from and after the Relocation Date and to pay all rent and other sums due under the Lease and to perform and keep all of the covenants and conditions therein contained from and after the Relocation Date. Pursuant to Article 7 of the Lease, Landlord agrees and consents to the above described assignment of the Lease by Encorium to Pierrel and the assumption of the Lease by Pierrel and acknowledges that all requirements related thereto have been satisfied or waived. Except as expressly set forth herein, Pierrel agrees to be bound by all the terms and conditions set forth in the Lease. For the avoidance of doubt, Pierrel is not assuming and shall have no obligation or liability whatsoever relating to any event or circumstance occurring prior to the Relocation Date, even if such event or circumstance first becomes known after the Relocation Date, it being agreed that Encorium

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will be solely responsible for any such event or circumstance and all consequences arising therefrom under the Lease.

     From and after August 1, 2009, and notwithstanding anything to the contrary in the Lease, Fixed Rent shall be paid in accordance with the following schedule:

			Monthly Fixed	Annual Fixed
Time Period			Rent	Rent
8/1/2009 - 7/31/2010			$20,787.81	$249,453.75
8/1/2010	-	7/31/2011	$21,276.94	$255,323.25
8/1/2011	-	7/31/2012	$21,766.06	$261,192.75
8/1/2012	-	7/31/2013	$22,499.75	$269,997.00
8/1/2013	-	7/31/2014	$23,233.44	$278,801.25
8/1/2014	-	7/31/2015	$23,967.13	$287,605.50
8/1/2015	12/31/2015		$24,700.81	$123,504.06

     If Tenant is not then in default under the Lease (after the expiration of any applicable grace period) Tenant shall have the right to terminate the Lease effective as of December 31, 2013 (the "Accelerated Expiration Date") provided that Tenant fulfills the following preconditions: (i) Tenant provides Landlord with written notice of its desire to terminate the Lease (the "Termination Notice") at least twelve (12) months prior to the Accelerated Expiration Date (i.e., no later than December 31, 2012); and (ii) Tenant pays to Landlord concurrently with its issuance of the Termination Notice a termination payment of $190,000. In the event that Tenant shall properly exercise its termination right set forth in this Paragraph 4, Tenant shall vacate the Premises on or before the Accelerated Expiration Date in accordance with the requirements set forth in Article 14 of the Lease.

     As consideration for Landlord agreeing to enter into this Eighth Amendment, as of the Effective Date, Encorium shall be required to reimburse to Landlord the tenant inducement costs incurred by Landlord in connection with Encorium's space relocation set forth in the Seventh Amendment. Encorium shall also be required to concurrently pay to Landlord all Fixed Rent and additional rent due for the month of July 2009. Set forth below are the components of the payment due from Encorium along with the sources to be utilized to pay such sums, which shall include: (i) Landlord's draw of the letter of credit provided Landlord by Encorium as a security deposit (the "Letter of Credit"); and (ii) the balance in cash:

Encorium Payment Due on the Effective Date:

$141,667.00	Letter of Credit - to be drawn by Landlord concurrently with the
Effective Date.

Cash repayment of
$93,333.00	tenant inducement costs
$43,573.83	July Fixed Rent
$6,044.48	CAM charges
$5,190.55	Elec Est
$4,506.63	Elec Rec

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$152,648.49	Total Cash Payment by Encorium
on the Effective Date

Total Payment (Cash on the Effective Date, plus Letter
$294,315.49	of Credit drawdown)

Landlord acknowledges its receipt of the aforementioned Total Payment on or before the Effective Date. Encorium expressly acknowledges, approves and consents to Landlord's above described drawdown of the Letter of Credit.

     Landlord is also concurrently in possession of cash in the amount of $20,325.07 received from Encorium as a security deposit. As of the Relocation Date, Encorium hereby expressly waives any right Encorium may have to such security deposit. Such deposit shall be retained by Landlord and shall be returned to Pierrel upon the conclusion of the Lease in accordance with Article 32 of the Lease. Pierrel shall supplement the aforementioned sum on or prior to the Relocation Date by providing to Landlord an additional $4,375.74 in security deposit to be held by Landlord in accordance with Article 32 of the Lease.

     Upon Encorium's vacation of the Existing Premises as set forth in Paragraph 1 above and Encorium's payment of the sum described in Paragraph 5 above, all of Encorium's obligations under the Lease shall terminate and Encorium shall have no further obligations under the Lease thereafter.

From and after the Relocation Date, the Lease shall be amended as follows:

     Notwithstanding anything to the contrary set forth in Article 8 of the Lease, Tenant shall be permitted without Landlord's prior written consent to assign this Lease or sublet all or any portion of the Premises to an Approved Transferee. As used herein, the term "Approved Transferee" shall mean: (i) an entity which owns fifty percent (50%) or more of Tenant's outstanding common stock, general or limited partnership interests, or other legal or beneficial ownership interests of Tenant, or otherwise controls Tenant (the "Parent Company"), or (ii) an entity which has fifty percent (50%) or more of its outstanding common stock, general or limited partnership interests, or other legal or beneficial ownership interests owned by Tenant or the Parent Company or is otherwise controlled by Tenant or the Parent Company, or (iii) an entity which acquires substantially all of the assets of Tenant's business conducted at the Premises (either via a sale of assets or a sale of the outstanding common stock, general or limited partnership interests, or other legal or beneficial ownership interests of Tenant), or (iv) an entity which, pursuant to applicable state law, is a surviving entity in a merger, consolidation or reorganization involving Tenant. The effectiveness of an assignment or subletting to an Approved Transferee of Tenant shall be conditioned upon the following: (1) Landlord receiving a true copy of the assignment or sublease, if applicable; (2) that no default under this Lease is then in existence; and (3) in the case of assignment or sublet, a written acknowledgment by the assignee that it is bound by the terms and conditions of this Lease and by Tenant and Guarantor confirming that Tenant and Guarantor remain fully liable for all of their obligations under this Lease notwithstanding the assignment or subletting which acknowledgement shall be in form

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reasonably acceptable to Landlord (which may be included as part of the assignment or sublease, as applicable).

Article 11 of the Lease is hereby deleted in its entirety and replaced with the following:

     “11. Fire or Other Casualty. If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (or Tenant does not have adequate access to conduct its business in the Premises whether or not the Premises are damaged), and the Premises cannot be rebuilt or replacement access provided within nine (9) months as certified by an architect, then, at Landlord's or Tenant's option, the term of this Lease upon written notice from Landlord or Tenant given within thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned to the time of such termination and Landlord may enter upon and repossess the Premises without further notice. If Landlord or Tenant does not elect to terminate the term of this Lease, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control, will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, the Fixed Rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable. The repair shall be made to restore the Premises to its condition prior to the damage as nearly as reasonably possible. If the Premises or the Building shall be damaged so that such damage does not render the Premises unfit for occupancy or access is not denied, Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or suspended.” Notwithstanding any other provisions of this Article 11 Landlord shall have no duty to repair or replace any personal property, or any of Tenant's fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any of Tenant's telephone and computer wiring and cabling, and (b) Landlord shall have the right to terminate this Lease upon giving written notice to Tenant at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty during the last six (6) months of the term of this Lease unless Tenant, having the right to renew the term pursuant to an express provision contained in this Lease, has effectively extended the term for a term in excess of one (1) year following the occurrence of the fire or other casualty.

     (c) Article 14 of the Lease is hereby amended by deleting therefrom the phrase “(which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively).”

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     (d) Subection 18(a) of the Lease is hereby deleted in its entirety and replaced with the following:

     “(a) Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises or the Property due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Tenant or any other person, to the extent such liability exceeds or is not covered by the coverage of any insurance policy covering Landlord, unless due to the negligence of Landlord. Tenant further agrees to indemnify, defend and save Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage (unless caused by the negligence of Landlord as aforesaid), including but not limited to reasonable attorneys' fees and other legal expenses, to the extent such liability exceeds or is not covered by the coverage of any insurance policy covering Landlord.

     Tenant shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss or damage to any person or property in or about the Building or Land due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Landlord or any other person, to the extent such liability exceeds or is not covered by the coverage of any insurance policy covering Tenant unless due to the negligence of Tenant. Landlord further agrees to indemnify, defend and save Tenant harmless from and against all claims by any employee or invitee of Landlord made on account of such injury, loss or damage (unless caused by the negligence of Tenant aforesaid), including but not limited to, reasonable attorney's fees and other legal expenses to the extent such liability exceeds or is not covered by the coverage of any insurance policy covering Tenant.

(e) Article 19 of the Lease is hereby deleted in its entirety.

     (f) All indemnity obligations of Landlord and Tenant arising under this Lease and this Eighth Amendment, and all claims, demands, damages and losses assertable by Landlord and Tenant against the other in any suit or cause of action arising out of or relating to this Lease, the Premises, or the use and occupancy thereof, are limited as follows:

by the releases and waivers expressed in subsection 13(d); and

     all of the claims for indemnification and other recoveries shall be limited to direct, proximately caused damages, and shall exclude all special, consequential, indirect, exemplary or incidental damages, including business loss or interruption, of any kind whether arising in contract, tort, product liability or otherwise, suffered by the party asserting the claim or seeking the recovery.

     Concurrently with the parties’ execution of this Eighth Amendment, Pierrel S.p.A., a company organized under the laws of Italy, the parent company of Pierrel (“Guarantor”), shall

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execute and deliver a Lease Guaranty in favor of Landlord in the form attached hereto as Exhibit “B.”

     All payments to be made by Encorium pursuant to this Eighth Amendment and by Pierrel pursuant to the Lease shall be made by ACH transfer to the address set forth below:

Wells Fargo Bank, NA San Francisco, CA ABA #121 000 248 Account No. 4121288427 Name: Glenhardie Partners LP FBO MSMC

     Articles 20(d)(iii)(A) and 20(d)(iii)(B), which comprise the confession of judgment portion of the Lease are hereby restated and reconfirmed as follows:

     IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT OR ANY OTHER SUMS DUE HEREUNDER BY TENANT, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR

ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND IN SAID SUITS OR ACTIONS TO CONFESS JUDGMENT

AGAINST TENANT FOR ALL OR ANY PART OF SAID RENTAL AND/OR SAID OTHER SUMS, INCLUDING BUT NOT LIMITED TO THE AMOUNTS DUE FROM TENANT TO LANDLORD UNDER CLAUSES (I), (II), OR (III) OF THIS ARTICLE 20, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEYS' COMMISSION FOR COLLECTION OF FIVE PERCENT BUT NOT LESS THAN TEN THOUSAND DOLLARS ($10,000). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENTAL AND/OR OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE.

WHEN THIS LEASE OR TENANT'S RIGHT OF

POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS

JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR

PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE

DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES

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HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR

EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

     IN ANY ACTION OF OR FOR EJECTMENT OR FOR RENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY

CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

ENCORIUM/PIERREL PEASE INITIAL HERE

     Notwithstanding anything contained in the Lease or this Eighth Amendment to the contrary, in the event that an event of default has not occurred under the Lease at any point during the period between the Effective Date and the third anniversary of the Relocation Date, upon such third anniversary the monetary confession of judgment remedy set forth in Paragraph 11 above shall be null and void and of no further force and effect but the possessory confession of judgment remedy also set forth therein shall remain in full force and effect.

     The parties represent and warrant to each other that they have not employed, dealt with or negotiated with any broker or agent with respect to this Eighth Amendment. Each party agrees to indemnify, defend and hold the other parties harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys' fees, to which the other parties may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any broker or agent due as a result of the acts of the indemnifying party with respect to this Eighth Amendment.

Article 26 of the Lease is hereby deleted in its entirety and replaced with the following:

     “26. Notices. All notices to be given to either party hereunder shall be in writing and shall be sent to the following addresses:

If to Landlord:

Glenhardie Partners, LP

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955 Chesterbrook Boulevard Suite 120 Chesterbrook, PA 19087-5615 Attention: Property Manager

with a copy to:

Glenhardie Partners, LP One Pitcairn Plaza 165 Township Line Road Jenkintown, PA 19046

Attn: Director of Property Management

with a copy to:

Spector Gadon & Rosen, P.C. 1635 Market Street 7th Floor Philadelphia, PA 19103

Attention: Richard L. Canel, Jr., Esquire

If to Encorium pre-relocation:

Encorium, Inc. 1275 Drummers Lane Suite 300 Wayne, PA 19087

If to Encorium post-relocation:

Encorium, Inc. c/o Candor Partners 400 Berwyn Park, Suite 115 899 Cassatt Road Berwyn, PA 19312 Attention: Phil Calamia

If to Pierrel:

Pierrel Research USA Inc. 1275 Drummers Lane Suite 100 Wayne, PA 19087

with a copy to:

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Pierrel S.p.A. Via Alberto Falck 15 Sesto S. Giovanni, (MI) 20099 Italy Attention: Ing. Canio Mazzaro Luigi Visani

and with a copy to:

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: Timothy J. Maxwell, Esq.

     Notices shall be sufficient if sent by registered or certified mail, by hand delivery or by overnight courier service (with receipted proof of delivery). Notices shall be effective on the date of delivery (if a business day) or the next business day after delivery (if delivery does not occur on a business day). The party to whom notice is to be given may change the address for the giving of notices set forth above by delivering notice of such change to the other party.

     The parties hereby confirm that Pierrel shall have the right to extend the Term of the Lease for one five (5) year period, provided that Pierrel delivers written notice to Landlord not less than nine (9) months prior to the Expiration Date, in accordance with and subject to the terms and conditions of Section 12 of the Fourth Amendment.

     The submission by Landlord to Encorium and Pierrel of this Eighth Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Replacement Premises nor confer any rights or impose any obligations upon any party until execution thereof by Landlord and the delivery of an executed original copy thereof to Encorium and Pierrel.

     All capitalized terms in this Eighth Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Eighth Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, and a facsimile or electronic copy shall be deemed to be as sufficient as an original for all purposes.

     All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Eighth Amendment. For the avoidance of doubt, Landlord and Tenant agree that the terms and conditions of the IHC Lease Documents are not incorporated herein and are of no further force or effect.

     All of the recitals set forth above are hereby ratified and confirmed by Landlord, Encorium and Pierrel and incorporated herein by reference.

     The individual signing below on behalf of the each party to this Eighth Amendment represents that s/he has the authority and power to bind the party for whom he/she is acting. All

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exhibits referred to in this Eighth Amendment are attached hereto and incorporated herein by reference.

     In the event any of the terms of this Eighth Amendment are inconsistent with the terms of the Lease the terms of this Eighth Amendment shall take precedent.

     Landlord, Encorium and Pierrel hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Lease as of the date set forth above.

LANDLORD:		ENCORIUM:

GLENHARDIE PARTNERS, LP		ENCORIUM GROUP, INC., a Delaware
a Delaware limited partnership		corporation

By:	Tredyffrin GP, LLC,	By:	/s/ Philip L. Calamia
	a Delaware limited liability company,		Name: Philip L. Calamia
	its general partner	Title:	Chief Financial Officer
By:	/s/ Jennifer Britt Starbuck
Name:Jennifer Britt Starbuck
Title: Vice President, Asset Management
PIERREL:

PIERREL RESEARCH USA INC., a
Pennsylvania corporation
By:	Luigi Visani
Name:Luigi Visani
Title: Treasurer and Secretary

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DB1/63210342.7